Exhibit 99.1

News Release Investor Contact: Erik Aldag, (212) 878-1831 Media Contact: Michael Landau, (212) 878-1840

FOR IMMEDIATE RELEASE

June 24, 2020

Minerals Technologies Announces Pricing of Private Offering of $400 Million of Senior Notes

NEW YORK – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today announced the pricing of the previously announced private offering (the “Offering”) of $400 million aggregate principal amount of its 5.000% senior notes due 2028 (the “Notes”). The initial offering price to investors will be 100.000% of the principal amount thereof. The Notes will be guaranteed by the Company’s wholly owned domestic restricted subsidiaries that are borrowers under or that guarantee its senior secured credit facilities or that guarantee certain other indebtedness. The offering is expected to close on June 30, 2020, subject to customary closing conditions.

MTI intends to use the net proceeds of the Offering (i) to repay all of its outstanding fixed rate term loans, (ii) to repay all of its outstanding borrowings under its revolving credit facility and (iii) the remainder for general corporate purposes.

The Notes and the guarantees thereof are being offered in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the guarantees thereof are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Notes and the guarantees thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No assurance can be made that the Offering will be consummated on its proposed terms or at all.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Offering and the intended use of the proceeds thereof. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include the duration and scope of the COVID-19 pandemic, and government and other third-party responses to it; worldwide general economic, business, and industry conditions, including the effects of the COVID-19 pandemic on the global economy; the cyclicality of our customers’ businesses and their changing demands; the dependence of certain of our product lines on the commercial construction and infrastructure markets, the domestic building and construction markets, and the automotive market; our ability to effectively achieve and implement our growth initiatives; our ability to service our debt; our ability to comply with the covenants in our senior secured credit facility; our ability to renew or extend long term sales contracts for our PCC satellite operations; consolidation in customer industries, principally paper, foundry and steel; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; claims for legal, environmental and tax matters or product stewardship issues; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations; increases in costs of raw materials, energy, or shipping; our ability to compete in very competitive industries; operating risks and capacity limitations affecting our production facilities; seasonality of some of our segments; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2019 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. The Company may not consummate the Offering and, if the Offering is consummated, the Company cannot provide any assurances regarding the final terms of the Offering or its ability to effectively apply the net proceeds as described above.